Exhibit 99.1

Joint Filer Information

Name: EnerTech Capital Partners II L.P.
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol: Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: ECP II Interfund L.P.
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol: Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: William Kingsley
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol:  Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: ECP II Management L.P.
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol: Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: ECP II Management LLC
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol: Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: Robert E. Keith
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol: Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007

Name: Mark J. DeNino
Address 700 Building, 435 Devon Park Drive, Wayne, PA 19087 - 1990
Designated Filer: EnerTech Capital Partners II L.P.
Issuer and Ticker Symbol:  Comverge, Inc. (COMV)
Date of Event Requiring Statement: April 12, 2007